Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) by and between Michael Korsunsky (hereinafter referred to as “Consultant”) and Gopher Protocol Inc., a Nevada Corporation (hereinafter referred to as “Company”) is made as of August 11, 2015.

WHEREAS, the Company desires to appoint and engage Consultant as Consultant of Business Strategic Alliances and to retain Consultant to render certain consulting services with respect to its business and more specifically to consult on exposure or risk of operating smart phone applications and market fluctuations (the “Services”), as the Company is in the business of providing app delivery services in different categories, and market trends exposure may have significant impact on the Company’s services to its clients.

WHEREAS, Consultant is willing to render such services as hereinafter provided.

WHEREAS, Company seeks to engage Consultant and retain Consultant’s non-exclusive services to assist the Company by providing consulting services with respect to strategic alliances.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Company and the Consultant agree as follows:

1. SCOPE OF SERVICE.

The Services are to be rendered by the Consultant as an Independent Contractor and not as an employee of the Company.

Company hereby appoints Consultant as Consultant of Business Strategic Alliances and engages Consultant to render the Services as described herein. Pursuant to this Agreement and during the term of this Agreement, the Consultant will to the best of Consultant’s ability and skill render the Services in the performance of such tasks as may be assigned to Consultant by the Company’s Board of Directors or, Chief Executive Officer and in response to inquiries from the Company relating to matters of strategic alliances, partnership opportunities and other matters or platforms within the purview of Consultant’s services; provided, however, nothing in this Agreement shall be construed as requiring Consultant to a minimum time commitment hereunder or to devote any particular amount of time toward the performance of his duties hereunder.

Consultant’s services may be performed at the Consultant’s offices, Company’s offices and by means of telephonic or electronic communications.

1

2. CONSULTANT’S COMPENSATION AND PAYMENT FOR SERVICES.

For the Services and for other consulting services that may arise, Consultant shall be Issued 100,000 restricted common shares of the Company, which such certificate representing the Shares shall contact a standard restrictive legend under the Securities Act of 1933, as amended. In the event the Consultant fails to provide the Services during the term or terminates this Agreement prior to the Termination Date, then the Shares shall be returned to the Company by Consultant for cancellation.

3. TERM OF AGREEMENT.

The term of this Agreement shall commence on the date hereof and shall continue until the six month anniversary of the date hereof (the “Termination Date”); provided, however, it shall be subject to the termination provisions in Paragraphs 8, 9 and 10 hereof.

4. NONEXCLUSIVITY OF AGREEMENT.

Company understands, acknowledges and agrees that Consultant shall not be prevented or barred from rendering services of any nature for or on behalf of any other person, firm, corporation or entity, subject to Consultant’s obligation to maintain confidentiality of Company’s confidential information pursuant to Paragraph 6 herein. Consultant understands, acknowledges and agrees that Company shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

5. INVENTIONS.

All inventions, improvements and developments made or conceived by the Company, either solely or in collaboration with others, during the term of this Agreement and pertaining to Company’s business shall be the property of Company.

6. CONFIDENTIAL INFORMATION.

Consultant shall not directly or indirectly, for Consultant’s own behalf or through or on behalf of any other person or entity, use, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contact, customer lists, technology, know-how, trade secrets, marketing techniques, contracts or other confidential proprietary information of the Company or its Members of whatever nature acquired during the term of this Agreement, provided however, that during the course of performance of consulting services hereunder Consultant may so divulge such information as specifically authorized and approved by the Company. This covenant shall survive the expiration or termination of this Agreement. Consultant acknowledges and agrees that the Company is a publicly traded company under the symbol GOPH and that Consultant will not engage in any transaction involving the securities of the Company in the event Consultant is in possession of any non-public, material information regarding the Company.

2

7. SUCCESSORS AND ASSIGNS.

This Agreement shall inure to the benefit of, and shall be binding upon the parties and their respective successors, and assigns; provided, however, that the duties of Consultant hereunder shall not be assignable or delegable by Consultant unless approved in writing by the Company.

8. TERMINATION FOR CAUSE.

(a)          Company reserves the right to terminate this Agreement if Consultant (i) mismanages or neglects the duties which he is required to perform under the terms of this Agreement; or (ii) commits acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude that would prevent the effective performance of his duties; or (iii) do not follow Company instructions and do not provide the service as requested by the Company. The Company will have sole discretion for terminate the Agreement.

(b)          Consultant shall be afforded five (5) days after written notice thereof within which to cure or remedy negligent performance described in Paragraph 8 (a) (i) above.

(c)          Company may, at its option, terminate this Agreement forthwith for the reasons stated in this Paragraph 8 by giving written notice of the termination to Consultant without prejudice to any other remedy to which Company may be entitled either at law, equity, or under this Agreement.

(d)          The notice of termination required by this Paragraph 8 shall specify the grounds for the termination and shall be supported by statement of relevant facts.

(e)          Termination under this Paragraph 8 shall be considered “for cause” for the purpose of this Agreement.

9. TERMINATION WITHOUT CAUSE.

(a)          This Agreement shall be terminated upon the death of Consultant.

(b)          Company reserves the right to terminate this Agreement ten (10) days after Consultant suffers any physical or mental disability that will prevent the performance of Consultant’s duties under this Agreement provided that during such ten- day period Consultant has been unable to perform such duties. Such termination shall be effective by giving three (3) days’ written notice of termination to Consultant.

3

(c)          Termination under this Paragraph 9 shall not be considered “for cause”.

10. TERMINATION BY CONSULTANT.

Notwithstanding the foregoing, in the event that Consultant desires to terminate this Agreement prior to expiration of the Term, so long as Consultant is not in breach of any provision hereof, Consultant may do so.

11. ATTORNEYS’ FEES.

For any action of law or equity that is necessary to enforce and interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees in addition to any other relief to which the prevailing party may be entitled.

12. NOTICES.

Any notice required or permitted to be given under this Agreement by one party hereto to the other shall be in writing and shall be deemed properly given if personally delivered or sent by registered or certified mail, postage prepaid, by facsimile transmission with hard copy follow-up, properly addressed as indicated below:

If to Company:

23129 Cajalco Road, Perris, California 92570

If to Consultant:

Michael Korsunsky
damnatio.m@gmail.com
(818) 963-3601
18648 Erwin St, Tarzana, CA 91335

13. ENFORCEABILITY.

If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions nevertheless shall remain in full force without being impaired or invalidated in any way.

4

14. EFFECT OF WAIVER.

Failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement from the other party shall not be deemed a waiver of that term, covenant or condition nor shall any waiver or relinquishment, of any right or any power at any one time or times be deemed the waiver or relinquishment of that right or power for all or any other times.

15. LAW GOVERNING AGREEMENT.

This Agreement shall be governed and construed according to the laws of the State of California.

16. CONSTRUCTION.

This Agreement shall not be construed against the party preparing it, and shall not be construed with regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties have jointly prepared this Agreement and it shall be deemed their joint work product, each and every provision of this Agreement shall be construed as if all of the parties hereto participated equally in the drafting hereof, and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that the document is to be construed against the drafting party is not to be applicable.

17. COUNTERPARTS.

This Agreement may be executed by facsimile signature and in any number of counterparts with the same effect as if all signing parties have signed the same document. All counterparts shall be construed together and constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

“Company”	Gopher Protocol Inc.

By: Michael D Murray, CEO

“Consultant”
By: Michael Korsunsky

5